UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 1, 2016

Date of Report (Date of earliest event reported)

Graphite Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54336	26-0641585
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

616 Corporate Way, Suite 2-9011
Valley Cottage, NY 10989

(Address of Principal Executive Offices)

(844) 804-5599
(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On January 1, 2016, the registrant, eTe Solutions, LLC, a California limited liability company ("eTe"), and Anode1, LLC ("Anode1"), a Delaware limited liability company, entered into an operating agreement in respect of the registrant's subsidiary, Tubz, LLC ("Tubz"), pursuant to which (i) Anode1 received a 35% ownership interest therein in exchange for an investment of $180,000, eTe received a 17% ownership stake in Tubz in exchange for services performed and to be performed toward the commercialization of Tubz's underlying electrode battery technology and Dr. James Tour of Rice University received an 11% ownership stake in Tubz in exchange for the provision of advisory and consulting services. eTe's equity ownership stake is subject to forfeiture in the event that Dr. JaimNulman, the chief executive officer of Tubz, resigns within 24 months of July 15, 2014 (with such forfeiture being pro rata based on length of service). Dr. JaimNulman has also been appointed manager of Tubz.

Item 2.01 Completion of a Disposition of Assets

On January 1, 2016, the registrant transferred 63% of its ownership stake in its subsidiary, Tubz, as follows: (i) 35% to Anode1, 17% to eTe Solutions and 11% to Dr. Tour.

Item 9.01 Financial Statements and Exhibits

10.1	Tubz, LLC Operating Agreement dated January 1, 2016

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAPHITE CORP. a Nevada corporation

Dated: January 4, 2016	By:	/s/ Mark Radom
Chief Executive Officer